UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2004

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification No.)

2838 Woodside Street
Dallas, Texas 75204
(Address of principal executive offices) (Zip Code)

(918) 492-7272
(Registrant’s telephone number, including area code)

Item 8.01 Other Events.

On September 23, 2004, Energy Transfer Partners, L.P. (the “Partnership”) will hold an analyst meeting to discuss the Partnership’s plans, initiatives and preliminary expectations for fiscal year 2005. The information to be presented at the meeting is available on the Partnership’s website at www.energytransfer.com and is attached hereto as an exhibit and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following Exhibits are filed herewith:

Exhibit Number 99.1 – Presentation at September 23, 2004 Analyst Meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

By:	U.S. Propane L.P., General Partner
By:	U.S. Propane L.L.C., General Partner

Date: September 22, 2004	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation at September 23, 2004 Analyst Meeting